                                                                     Exhibit 1.2


                             KONINKLIJKE PHILIPS ELECTRONICS N.V.

                                 Up to U.S. $[ ]
                                MEDIUM-TERM NOTES
                     Guaranteed as to Payment of Principal,
                        Premium (if any) and Interest by


                         FORM OF DISTRIBUTION AGREEMENT

                                                                       [ ], 2002

[NAME & ADDRESS OF AGENT(S)]





Ladies and Gentlemen:

        Koninklijke Philips Electronics N.V., a public limited company incorporated under the laws of The Netherlands (the "Issuer"), proposes to issue and sell from time to time their Medium-Term Notes, [Due 18 Months to 30 Years From Date of Issue (the "Securities"), at an aggregate initial offering price up to U.S.$[ ] (or the equivalent thereof at the time of original issuance in one or more foreign currencies or composite currencies), and each of them agrees with each of you (individually, an "Agent", and collectively, the "Agents") as set forth in this Agreement. The Securities are to be issued pursuant to the provisions of an indenture, dated August 1, 1993, as supplemented by a First Supplemental Indenture dated May 6, 1994 and a Second Supplemental Indenture dated [ ], 2002 (the "Indenture"), between Koninklijke Philips Electronics N.V., and Citibank, N.A., as Trustee (the "Trustee").

        Subject to the terms and conditions stated herein and to the reservation by the Issuer of the right to sell Securities directly on its own behalf, the Issuer hereby (i) appoints each Agent as an agent of the Issuer for the purpose of soliciting and receiving offers to purchase Securities from the Issuer pursuant to Section II(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, it will enter into a separate agreement (each a "Terms Agreement"), which may be oral and confirmed in writing or which may be substantially in the form of Annex I hereto, relating to such sale in accordance with Section II(b) hereof.

        The Issuer has filed with the Securities and Exchange Commission (the "Commission") registration statements on Form F-3 (nos. 333-4582 and [-]) including a prospectus relating to the Securities to be issued severally from time to time by the Issuer.

The Issuer also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), a prospectus supplement specifically relating to the Securities (the "Prospectus Supplement"). Upon request, but not without the agreement of each applicable Agent, the applicable Issuer may also file a registration statement in accordance with Rule 462(b) under the Securities Act. The registration statements as amended to the Commencement Date (as hereinafter defined) and any Rule 462(b) Registration Statement that becomes effective thereafter are hereinafter referred to as the "Registration Statement" and the related prospectus covering the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus as supplemented by the Prospectus Supplement specifically relating to the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Prospectus". Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of prospectus (including the Basic Prospectus, a "preliminary prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, the date of the Basic Prospectus, the date of any preliminary prospectus or the date of the Prospectus, as the case may be, which are deemed to be incorporated by reference therein. Any reference to "Rule 462(b) Registration Statement" shall be deemed to refer to a registration statement and any amendments thereto filed pursuant to Rule 429 or Rule 462(b) relating to the offering covered by the initial Registration Statement.

                                       I.

        The Issuer represents and warrants to each of the Agents that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Issuer's knowledge, threatened by the Commission.

                  (b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder,
        (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph I(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Agent furnished to the Issuer in writing by such Agent expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the U.S. Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

                  (c) The Issuer is a limited liability stock corporation duly organized and validly existing under the laws of The Netherlands, has the power and authority (corporate and other) to own its property and to conduct its business as described in its Articles of Association and in the Prospectus.

                  (d) Each Significant Subsidiary (as such term is defined in Regulation S-X under the Securities Act) of the Issuer has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the power and authority to own its property and to conduct its business as conducted as of the date hereof , is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so incorporated or validly existing, to have such power or to be so qualified or be in good standing, would not have a material adverse effect on the consolidated financial position or results of operations of the Issuer and its subsidiaries taken as a whole (a "Material Adverse Effect").

                  (e) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Agent or Agents or when delivered to and paid for by purchasers of the Securities in accordance with the terms of this Distribution Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuer enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (f) This Distribution Agreement has been duly authorized, executed and delivered by the Issuer.

                  (g) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Issuer and is a valid and binding agreement of the Issuer enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (h) The execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, this Distribution Agreement, the Indenture and the Securities will not contravene (x) any provision of the Articles of Association of the Issuer or (y) any provision of applicable Netherlands or United States law or any agreement or other instrument binding upon the Issuer or any of its Significant Subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer or any Significant Subsidiary, in each case with respect to this sub-clause (y), except for any contravention that would not affect the validity or enforceability of the Securities or the consummation of the transactions contemplated hereby or have a Material Adverse Effect; and no consent, approval, authorization or order of or qualification with any governmental body in the United States of America or The Netherlands or agency is required for the performance by the Issuer of its obligations under this Agreement, the Indenture or the Securities, except for the announcements and the statements required by section 3 of the Exemption Regulation pursuant to the Netherlands 1995 Act on the Supervision of the Securities Trade ("Wet toezicht effectenverkeer 1995"), and except for the registration of the Securities under the Securities Act and except such as may be required by the securities or Blue Sky laws of the various states of the United States in connection with the offer and sale of the Securities.

                  (i) Since the date as of which information is given in the Registration Statement and the Prospectus, there has not occurred anything that would have a material adverse effect, or any development involving a prospective material adverse effect, on the general affairs, management, financial position, stockholders' equity or results of operations of the Issuer and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto effected subsequent to the date of the Distribution Agreement).

                  (j) Other than as set forth or contemplated in the Prospectus, there are no (i) legal or governmental proceedings pending or threatened in writing to which the Issuer or any of its subsidiaries is a party or to which any of the properties of the Issuer or any of its subsidiaries is subject which (x) would individually have a Material Adverse Effect or (y) in the judgment of the Issuer after reasonable investigation by the Issuer and its subsidiaries, would, in the aggregate, have a Material Adverse Effect; nor (ii) any contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as Exhibits to the Registration Statement that are not described or filed as required.

                  (k) The Issuer or one of its subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, trade names, trade secrets, licenses and rights in any thereof which are necessary for the conduct of the business of the Issuer and its subsidiaries, taken as a whole, substantially in the manner in which it has been or is being conducted and, except as set forth in the Prospectus, there are no unresolved assertions that the Issuer or any of its subsidiaries has infringed the patent or trademark rights of others, other than assertions which, in the judgment of the Issuer, would not individually or in the aggregate be likely to have a Material Adverse Effect.

                  (l) No stamp or other issuance taxes or duties are payable by or on behalf of an Agent in The Netherlands in connection with the issuance of the Securities or the sale and delivery by an Agent of Securities, all in the manner contemplated in this Agreement.

                  (m) No authorization, approval or consent of any governmental authority or agency of or in The Netherlands is required to effect payments made by the Issuer within or outside The Netherlands in respect of the Securities.

                                      II.

                  (a) On the basis of the representations and warranties of the Issuer, and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Issuer, to use its reasonable best efforts to solicit and receive offers to purchase the Securities from the Issuer upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. The Issuer reserves the right (i) to accept offers to purchase Securities, to solicit offers to purchase Securities and to sell Securities to or through one or more agents other than the Agents or to agree with another agent that such agent shall become an Agent hereunder, in each case, without obtaining the consent of the Agents, provided, however, that the Issuer will notify the Agents promptly following the issuance and sale of any Security issued and sold in respect of any offer so accepted and (ii) to sell, and solicit and accept offers to purchase, Securities directly on its own behalf; and, in the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable with respect to such sale.

               If any other agent is to be named as an Agent under this Agreement, such agent and the Issuer will execute an agreement substantially in the form of Annex III hereto, whereupon such agent shall become a party to this Agreement and shall be subject to the same obligations and receive the same benefits as an Agent would be subject to or would receive hereunder. If any other agent is to be appointed as Agent by the Issuer solely in connection with a particular issue of Securities, such agent and the Issuer will execute an agreement substantially in the form of Annex IV hereto.

               Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment in each case therefore shall be as set forth in the Administrative Procedures, attached hereto as Annex II, as they may be amended from time to time by written agreement between the Agents and the Issuer (the "Procedures"). The provisions of the Procedures shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement. Each Agent and the Issuer agrees to perform the respective duties and obligations specifically provided to be performed by each of them in the Procedures. The Issuer will furnish to the Trustee a copy of the Procedures as from time to time in effect.

               The Issuer reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities from the Issuer. As soon as practicable after receipt of notice from the Issuer, the Agents will suspend solicitation of offers to purchase Securities from the Issuer until such time as the Issuer has advised the Agents that such solicitation may be resumed. While such solicitation is suspended, the Issuer shall not be required to deliver any certificates, opinions or letters in accordance with Sections V(i), V(j) and V(k); provided, however, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Securities or for a change the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Securities until the Issuer has delivered such certificates, opinions and letters as such Agent may reasonably request.

               Unless otherwise agreed by the Issuer and the applicable Agent at the time of any sale of a Security by such Issuer through such Agent, the Issuer agrees to pay each Agent a commission (or grant an equivalent discount) at the time of settlement of any sale of a Security by the Issuer as a result of a solicitation made by such Agent, in an amount to be negotiated.

               Each Agent shall communicate to the Issuer, orally or in writing, each offer to purchase Securities received by such Agent as agent that in its judgment should be considered by the Issuer. The Issuer shall have the sole right to accept offers to purchase Securities and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase Securities that it considers to be unacceptable, and any such rejection shall not be deemed a breach of its agreements contained herein.

                  (b) Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Issuer and such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by such Agent. The commitment of any Agent to purchase Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Issuer herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Securities to be purchased by any Agent pursuant thereto, the price to be paid to the Issuer for such Securities, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Securities and the time and date and place of delivery of and payment for such Securities. Such Terms Agreement shall also specify requirements, if any, for opinions of counsel, accountants' letters and officers' certificates pursuant to
        Section VI hereof.

               For each sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Securities and payment therefor shall be as set forth in the Procedures. For each such sale of Securities to an Agent as principal, the Issuer agrees to pay such Agent a commission (or grant an equivalent discount) as provided in Section II(a) hereof. Securities may also be sold by any Agent to or through dealers who may resell to investors. The Agents may pay all or part of their discount or commission to such dealers.

               Each time and date of delivery of and payment for Securities to be purchased by an Agent as principal, whether set forth in a Terms Agreement or in accordance with the Procedures, is referred to herein as a "Time of Delivery".

                  (c) The Issuer acknowledges that the obligations of the Agents under this Agreement are several and not joint.

                  (d) The documents required to be delivered pursuant to Section VI hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of Sullivan & Cromwell, 1 New Fetter Lane, London EC4A 1AN at 9:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement among the Agents and the Issuer but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the "Commencement Date").

                                      III.

        Each Agent agrees, with respect to any Security denominated in a currency other than U.S. dollars, as agent, directly or indirectly, not to solicit offers to purchase, and as principal under any Terms Agreement or otherwise, directly or indirectly, not to offer, sell or deliver, such Security except as permitted by applicable law of the country issuing such currency.

                                      IV.

        Each Agent severally represents and agrees that (i) it has not offered or sold and, prior to the expiry of the period of six months from the date of issue of the Securities, will not offer or sell any such Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995,
(ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom and (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue and sale of such Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer.

        Each Agent further represents and agrees that from the date of issue of the Securities or at any time thereafter, that

                  (a) it has not offered, transferred or sold and will not offer, transfer or sell any Securities:

                            (i) before a statement that the laws and regulations
                  referred to in (c) of this section are complied with, has been submitted to the Netherlands Authority for the Financial Markets; or

                            (ii) to persons who are established, domiciled or
                  have their residence in The Netherlands; and

                  (b) with respect to each offer of Securities, and each announcement and documents in respect thereof, made by it, it has stated and will state that the Securities are not and will not be offered to persons as referred to in (a)(ii) of this section; and

                  (c) with respect to each offer of Securities, and each announcement thereof, made by it, it has complied and will comply with the laws and regulations of any jurisdiction where persons to whom the offer is made are resident; and

        a statement that the laws and regulations referred to in (c) of this section are complied with, has been and will be included in each announcement made by it of any offer of Securities.



                                       V.

        The Issuer covenants and agrees with each Agent:

                  (a) (i) To make no amendment or supplement to the Registration Statement or the Prospectus after the date of any Terms Agreement or other agreement by an Agent to purchase Securities as principal and prior to the related Time of Delivery which shall have been reasonably disapproved by any Agent party to such Terms Agreement or otherwise purchasing as principal promptly after reasonable notice thereof; (ii) to prepare, with respect to any Securities to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file such Pricing Supplement pursuant to and in accordance with Rule 424(b) under the Securities Act; (iii) to make no amendment or supplement to the Registration Statement or Prospectus (other than any Pricing Supplement), without having afforded each Agent a reasonable opportunity to review and comment thereon; provided, however, that the requirements in clauses (i) and (iii) of this Section V(a) shall not apply with respect to an amendment or supplement which relates to Securities sold through or to agents other than the Agents or contains no new information other than the terms of such Securities and the plan of distribution thereof; (iv) to file promptly all reports or information statements required to be filed by such Issuer or the Guarantor with the Commission pursuant to Section 13(a), 13(c), or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise such Agent, promptly after the Issuer receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus (other than any Pricing Supplement that relates to Securities not purchased through or by such Agent) has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

                  (b) Promptly from time to time to take such action as such Agent reasonably may request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities, provided, however, that in connection therewith the Issuer shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

                  (c) At the request of such Agent, to furnish such Agent with a copy of the Registration Statement and each amendment thereto, with a copy of the Prospectus and each amendment or supplement thereto, and additional copies of the Prospectus as each time amended or supplemented, other than any Pricing Supplement (except as provided in the Procedures), in the form in which it is filed with the Commission pursuant to Rule 424 under the Act, and with copies of the documents incorporated by reference therein, all in such quantities as such Agent may reasonably request; and if at any time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify such Agent promptly and request such Agent to suspend solicitation of offers to purchase Securities from the Issuer (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day after notification); and if the Issuer shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly and to prepare and to cause to be filed with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if, at any time prior to the expiration of nine months after the Time of Delivery with respect to any Securities, such Agent continues to own Securities purchased from the Issuer by such Agent as principal, the Issuer shall promptly prepare and deliver to such Agent such an amendment or supplement that will correct such statement or omission; provided further, however, that if at any time nine months or more after the Time of Delivery with respect to any Securities, such Agent continues to own Securities purchased from the Issuer by such Agent as principal, the Issuer, upon such Agent's request but at the sole expense of such Agent, shall prepare and deliver to such Agent as many copies as such Agent shall request of such an amendment or supplement.

                  (d) To make generally available to its Security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement an earning statement of the Issuer and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Issuer, Rule
        158).

                  (e) For a period of three years after the completion of the sale of all the Securities, to deliver to such Agent as soon as they are available, copies of any reports and financial statements of the Issuer furnished to or filed with the Commission or any United States or The Netherlands or other European national securities exchange on which any class of securities of the Issuer is listed.

                  (f) That, from the date of any Terms Agreement with such Agent and continuing to and including the related Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of in each case in the United States any debt securities of the Issuer or warrants to purchase debt securities of the Issuer substantially similar to the Securities, in each which mature more than one year after such Time of Delivery, without the Agents' prior written consent such consent not to be unreasonably withheld.

                  (g) That each acceptance by the Issuer of an offer to purchase Securities hereunder (including any purchase by such Agent as principal not pursuant to a Terms Agreement), and each execution and delivery by the Issuer of a Terms Agreement with such Agent, and each amendment or supplement of the Registration Statement or the Basic Prospectus by the Issuer, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Issuer contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement or of such amendment or supplement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to each such date).

                  (h) That each time the Issuer sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by counsel to the Agents, as a condition to the purchase of Securities pursuant to such Terms Agreement, the Issuer shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section VI (c) hereof.

                  (i) That each time the Issuer's annual report on Form 20-F is filed and is incorporated by reference into the Prospectus and each time the Issuer sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion under this Section V(i) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Issuer shall notify each Agent of such filing and furnish or cause to be furnished forthwith to such agent (but, in the case of the filing of the Issuer's annual report on Form 20-F, only if so requested in writing by [the Lead Agent]):

                  (x) a written opinion of Netherlands legal advisor to the Issuer, dated the date of such filing or the Time of Delivery relating to such sale, as the case may be, in form reasonably satisfactory to such Agent, to the effect set forth in Section VI(b) hereof; provided, however, that to the extent appropriate such opinion or opinions may reconfirm matters set forth in a prior opinion of Netherlands legal advisor delivered under
                        Section VI(b) or this Section V(i); and

                  (y) a written opinion of Sullivan & Cromwell, United States counsel for the Issuer, or other counsel for the Issuer satisfactory to such Agent, dated the date of such filing or Time of Delivery relating to such sale, as the case may be, in form reasonably satisfactory to such Agent, to the effect set forth in Section VI(a) hereof; provided, however, that to the extent appropriate such opinion or opinions may reconfirm matters set forth in a prior opinion of United States counsel delivered under
                        Section VI(a) or this Section V(i); and

                  (j) That each time the Issuer's annual report on Form 20-F is filed and incorporated by reference into the prospectus and each time the Issuer sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section V(j) as a condition to the purchase of Securities pursuant to such Terms Agreement, the

        Issuer shall notify each Agent of such filing and (but, in the case of the filing of the Issuer's annual report on Form 20-F, only if so requested in writing by [the Lead Agent]) shall cause the independent auditors who have audited the financial statements of the Issuer and its subsidiaries included in the Registration Statement and the Prospectus forthwith to furnish such Agent a letter, dated the date of such filing or Time of Delivery relating to such sale, as the case may be, in form reasonably satisfactory to such Agent, of the same tenor as the letter referred to in Section VI(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Issuer, to the extent such financial statements and other information are available as of a date not more than three business days prior to the date of such letter; provided, however, that, in the case of a letter furnished in connection with a sale of Securities to such Agent as principal, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in Section VI(e) hereof which was last furnished to such Agent.

                  (k) That each time the Issuer's annual report on Form 20-F is filed and each time the Issuer sells Securities to such Agent as principal and the applicable Terms Agreement specifies the delivery of a certificate under this Section V(k) as a condition to the purchase of Securities pursuant to such Terms Agreement (but, in the case of the filing of the Issuer's annual report on Form 20-F, only if so requested in writing by [the Lead Agent]), the Issuer shall furnish or cause to be furnished forthwith to such Agent a certificate or certificates, dated the date of such filing or Time of Delivery relating to such sale, as the case may be, in such form and executed by such officers of the Issuer as shall be reasonably satisfactory to such Agent, to the effect that the statements contained in the certificate or certificates referred to in Section VI(h) hereof which was last furnished to such Agent are true and correct in all material respects at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate or certificates, a certificate or certificates of the same tenor as the certificate or certificates referred to in said Section VI(i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; each such officer may certify to the best of his or her knowledge.

                  (l) To offer to any person who has agreed to purchase Securities as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Securities if, on the related settlement date fixed pursuant to the Procedures, any condition set forth in Section VI(e), (f), (g) or (i) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Securities shall be substituted, for purposes of this Section V(l), for the respective judgment of an Agent with respect to certain matters referred to in such Sections VI(e) and
        (g), and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Section VI(e) and (g) on behalf of any such person).

                  (m) The Issuer covenants and agrees with each Agent that the Issuer will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Issuer's counsel and accountants in connection with the issuance of the Securities, the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any Pricing Supplements and all other amendments and supplements thereto, and the mailing and delivering of copies thereof to such Agent; (ii) the reasonable fees, direct disbursements and expenses of counsel for the Agents in connection with the establishment and updating of the program contemplated hereby, any opinions to be rendered by such counsel hereunder and the transactions contemplated hereunder; (iii) the cost of printing, preparing by word processor or reproducing any Terms Agreement, any Indenture, and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section V(b) hereof, including fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (v) any fees charged by securities rating services for rating the Securities; (vi) the cost of preparing the Securities (including any global Securities); and (vii) the reasonable fees and direct expenses of the Trustee and any agent of the Trustee and any transfer or paying agent of the Issuer and the reasonable fees and disbursements of counsel for the Trustee and any such agent in connection with the Indentures and the Securities. Except as provided in Sections VII and VIII hereof, each Agent shall pay all other expenses it incurs.

                                      VI.

        The obligation of any Agent, as agent of the Issuer, at any time ("Solicitation Time") to solicit offers to purchase the Securities and the obligation of any Agent to purchase Securities as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject, in such Agent's discretion, to the condition that all representations and warranties and other statements of the Issuer herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated in such Terms Agreement by reference) are true and correct at and as of the Commencement Date and any applicable date referred to in Section V(k) hereof that is prior to such Solicitation Time or Time of Delivery, as the case may be, and at and as of such Solicitation Time or Time of

Delivery, as the case may be, the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, the Issuer shall have performed in all material respects all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) Sullivan & Cromwell, United States counsel for the Issuer, or other counsel for the Issuer satisfactory to such Agent, shall have furnished to such Agent their written opinion, dated the Commencement Date and each applicable date referred to in Section V(i) hereof that is on or prior to such Time of Delivery, in form and substance satisfactory to such Agent, to the effect that:

                        (i) assuming that the Indenture has been duly
                  authorized, executed and delivered by the Issuer insofar as the laws of the Netherlands are concerned, the Indenture has been duly qualified under the Trust Indenture Act of 1939 and constitutes a valid and legally binding obligation of the Issuer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                        (ii) any series of Securities established on or prior to
                  the date of such opinion has been duly authorized and established in conformity with the Indenture, and, when the terms of a particular Security and of its issuance and sale have been duly authorized and established by all necessary corporate action in conformity with the Indenture, and such Security has been duly completed, executed, authenticated and issued in accordance with the Indenture and delivered against payment as contemplated by this Agreement, such Security will constitute a valid and legally binding obligation of the Issuer enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; in rendering such opinion at any time other than pursuant to a Terms Agreement such counsel may assume that at the time of issuance, sale and delivery of each particular Security the authorization of the Securities will not have been modified or rescinded and, with respect to each Security, that such Security will conform to the respective forms of the Securities examined by them (such latter assumption may be made even if such opinion is rendered pursuant to a Terms Agreement) and that the Trustee's certificate of authentication of such Security will be manually signed by one of the Trustee's authorized officers; such counsel may also assume that at the time of the issuance, sale and delivery of each particular Security there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and that the issuance, sale and delivery of such Security, all of the terms of such Security and the performance by the Issuer of its obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuer and will not result in a default under or a breach of any agreement or instrument then binding upon the Issuer;

                        (iii) assuming this Agreement and any applicable Terms
                  Agreement have been duly authorized, executed and delivered by the Issuer insofar as the laws of The Netherlands are concerned, this Agreement and any applicable Terms Agreement have been duly executed and delivered by the Issuer;

                        (iv) the execution and delivery by the Issuer of the
                  Indenture and the Distribution Agreement do not, and the completion, execution and issuance of each particular Security in accordance with the Indenture and the sale by the Issuer of such Security in accordance with this Agreement and any applicable Terms Agreement and the performance by the Issuer of its obligations under the Indenture, the Agreement and any applicable Terms Agreement and the Securities will not violate any Federal law of the United States or the law of the State of New York applicable to the Issuer; provided, however, that, with respect to this paragraph VI(a)(iv), such counsel need express no opinion with respect to Federal or state securities laws, other anti-fraud laws, fraudulent transfer laws and laws that restrict transactions between United States persons and citizens or residents of certain foreign countries or specifically designated nationals and organizations; provided, further, that insofar as performance by the Issuer of its obligations under the Indenture, this Agreement, any applicable Terms Agreement, and the Securities is concerned, such counsel need express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights;

        In rendering such opinion, such counsel may state that their opinion is limited to the Federal laws of the United States and the laws of the State of New York and such counsel may (i) note that, as to matters of Dutch law, the Agents have received the opinion of Dutch counsel for the Issuer, rendered pursuant to Section VI(b); (ii) assume that the Issuer has been duly incorporated and is an existing company under the laws of The Netherlands, and
(iii) each Security issued by the Issuer will be duly executed and delivered in accordance with the laws of The Netherlands.

        Such counsel may also state that, with your approval, they have relied as to certain matters or information obtained from public officials, officers of the Issuer and other sources believed by them to be responsible, and that they have assumed that the

Indenture has been duly authorized, executed and delivered by the Trustee and that the signatures on all documents examined by them are genuine, assumptions which they have not independently verified.

        Such counsel shall also state that they have reviewed the Registration Statement, the Basic Prospectus and the Prospectus Supplement and participated in discussions with representatives of the Issuer its Dutch counsel, representatives of the accountants for the Issuer and representatives of the Agents and their United States counsel; and on the basis of the information that they gained in the course of the performance of such services, considered in the light of their understanding of the applicable law and the experience they have gained through their practice in this field, such counsel shall confirm to the Agents that each part of the Registration Statement, when such part became effective, and the Basic Prospectus, as supplemented by the Prospectus Supplement as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder; and nothing that has come to the attention of such counsel has caused them to believe (x) that any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Basic Prospectus as supplemented by the Prospectus Supplement as of the date of the Prospectus Supplement, contained any untrue statement of material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading or (y) that, in the course of specified procedures performed by them subsequent to the effective date of the Registration Statement, the Basic Prospectus, as supplemented by a Prospectus Supplement, as of the date of such opinion contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such opinion may state (1) that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, Basic Prospectus or the Prospectus Supplement except for those made under the captions "Description of Debt Securities" and "Taxation --- The United States" in the Basic Prospectus and ["Description of Notes" and "Plan of Distribution"] in the Prospectus Supplement insofar as they relate to the provisions of documents therein described and (2) that they do not express any opinion or belief as to the financial statements or other financial data or as to any statement made by Dutch counsel to the Issuer with respect to the laws of The Netherlands, contained in the Registration Statement, the Basic Prospectus or any Prospectus Supplement, or documents incorporated by reference therein, or as to the statement of the eligibility and qualification of the Trustee under the Indentures under which the Securities are being issued.

                  (b) A.F. Verdam Esq., counsel for the Company, shall have furnished to such Agent his written opinion, dated the Commencement Date and each applicable date referred to in Section V(i)(B) hereof that is on or prior to such Time of Delivery, as the case may be, in form and substance satisfactory to such Agent, to the effect:

                      (i) the Issuer has been duly incorporated and is validly
               existing as a legal entity in the form of a limited liability company ("naamloze vennootschap") duly organized under the laws of The Netherlands, with corporate power and authority to perform its obligations under the Agreement;

                      (ii) the Agreement has been duly authorized by all
               internal corporate action of the Issuer and has been validly executed and delivered by the Issuer insofar as the laws of The Netherlands are concerned and constitutes valid and legally binding obligations of the Issuer enforceable against it in accordance with its terms under the laws of the Netherlands;

                      (iii) neither the execution of any of the Agreement, the
               Indenture or the Securities, nor the fulfilment of or compliance with their respective terms and provisions, by the Issuer will result in any violation of the provisions of the Articles of Association of the Issuer or any statute, rule or regulation in The Netherlands or to the best of such counsel's knowledge, any order applicable to the Issuer of any court or governmental agency or body in The Netherlands having jurisdiction over the Issuer or any other judgment, agreement or instrument to which the Issuer is a party or by which the Issuer or any of its property is bound, in each case except for breaches and violations which would not materially affect the validity of the Agreement, the Indenture or the Securities (as the case may be) or would not materially adversely affect the Issuer' ability to perform its obligations under any of these agreements;

                      (iv) no consent, approval, authorization, order,
               registration, filing or other recording or qualification of or with any court, governmental agency or body or other entity in The Netherlands, or any other legal formality under Dutch law is required to be obtained or made by the Issuer to enforce its rights under or to ensure the validity, effectiveness, enforceability or admissibility in evidence of the Agreement, the Indenture or the Securities or by reason of the execution of any of the Agreement, the Indenture or the Securities or the performance by the Issuer of its obligations under any of these agreements;

                      (v) to the best of such counsel's knowledge no consent,
               approval, authorization, order, registration, filing or otherwise recording or qualification of or with any court, governmental agency or body or other entity in The Netherlands, or any other legal formality under Dutch law, is currently required to be obtained or made by the Issuer to effect payments made by the Issuer within or outside The Netherlands in respect of the Securities within or outside The Netherlands upon redemption of the Securities, except for the Issuer's obligation to comply with notification and registration requirements of The Netherlands Central Bank (De Nederlandsche Bank N.V.) in connection with the issue of and all payments in respect of the Securities to or from non-residents of The Netherlands in accordance with the General Reporting Instructions 2000 (Rapportage Voorschriften Buitenlands Betalingsverkeer 2000) issued by DNB pursuant to the External Financial Relations Act 1994 (Wet Financiele Betrekkingen Buitenland 1994), although a failure to perform any of these formalities should not adversely affect the validity, effectiveness, enforceability or admissibility in evidence of the Agreement or the Securities or any payment made or to be made thereunder;

                      (vi) the choice of the laws of New York as the governing
               law of the Agreement is valid and binding on the Issuer, except that when applying New York law as the law expressed to be governing the Agreement, the competent court of the Netherlands, if any,

                      - may give effect to mandatory rules of the law of any other jurisdiction with which the situation has a significant connection, if and insofar as, under the laws of the latter jurisdiction, those rules must be applied irrespective of the chosen law;

                      - will apply the laws of the Netherlands in a situation where they are mandatory irrespective of the chosen law;

                      - will apply the laws of the Netherlands in a situation where they are mandatory irrespective of the law otherwise applicable to the Agreement;

                      - may refuse to apply New York law if such application is manifestly incompatible with public policy of the Netherlands;

                      (vii) the submission to the jurisdiction of the state
               courts in the State of New York, County of New York and the federal courts in the Southern District of New York by the Issuer contained in the Agreement are valid and binding on the Issuer and not subject to revocation and the appointment of (subject to the appointment of a successor pursuant to Article XIII hereof) Philips Electronics North America Corporation as authorized agent of the Issuer for the purposes described in Article XIII hereof has been duly authorized by the Issuer;

                      (viii) in the absence of an applicable convention
               providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters between the Netherlands and the United States of America, a judgment rendered by a court in New York against the Issuer will not be recognized and enforced by the courts of the Netherlands; in order to obtain a judgment which is enforceable against the Issuer the claimant will have to file its claim against the Issuer with the competent Netherlands court, and in the course of these proceedings the claimant may submit the judgment rendered by the New York court; if the Netherlands court finds that the jurisdiction of the New York court has been based on grounds which are internationally acceptable and the proper legal procedures have been observed, the Netherlands court would, in principle, give binding effect to the final judgment which has been rendered in New York court, unless such judgment contravenes principles of Netherlands public policy;

                      (ix) to the best of such counsel's knowledge, there is no
               litigation or governmental proceedings pending or threatened in writing against or affecting the Issuer or any of its property, which litigation or governmental proceeding is reasonably expected to have a material adverse effect on the Issuer' ability to consummate the transactions contemplated under the Agreement or the validity of the Agreement; and

                      (x) no stamp, registration or other tax, charges or other
               costs are payable in The Netherlands in connection with or in relation to the execution, delivery or performance under the Agreement.

        In giving such opinion, such counsel may state that such opinion is confined to and given on the basis of Dutch law as currently applied by the Dutch courts and on the basis that it will be governed by and construed and have effect in accordance with Dutch law.

        The opinion expressed shall be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, such as the principle of "reasonable and fairness" ("redelijkheid en billiijkheid").

        Such opinion also may state that nothing therein is to be taken as indicating that the remedy of an order for specific performance or the issue of an injunction would be available in a Dutch court in respect of the obligations arising under the Indenture, this Agreement or any applicable Terms Agreement in that such remedies are available only at the discretion of the court and are not usually granted where damages would be an adequate remedy.

        Also in giving such opinion, such counsel may rely upon the opinion or opinions of counsel named in paragraph (a) of this Section VI as to matters of New York and United States federal law.

                  (c) United States counsel to the Agents, shall have furnished to such Agent (i) such opinion or opinions, dated the Commencement Date, covering certain of the matters referred to in subparagraph (i), (ii),
        (iii), (iv), and the last paragraph of clause (a) of this Section VI, and (ii) if and to the extent requested by such Agent, with respect to each applicable date referred to in Section V(h) hereof that is on or prior to such Time of Delivery, as the case may be, an opinion or opinions, dated such applicable date, to the effect that such Agent may rely on the opinion or opinions which were last furnished to such Agent pursuant to this Section VI(c) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such last opinion or opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such an opinion or opinions, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; in giving such opinion, such counsel may rely upon the opinion or opinions of counsel named in paragraph (b) of this
        Section VI as to matters of Dutch law.

                  (d) Mr. Theo P.M. Schmit of Philips Corporate Fiscal Department, internal tax counsel for the Issuer, dated the Commencement Date to the effect that the statements contained in the prospectus under the caption "Taxation - The Netherlands" insofar as they relate to matters of Netherlands tax law, are correct in all material respects. In rendering such opinion, such counsel may rely on the opinion of Sullivan & Cromwell as to matters of United States and New York law and certificates of officers of the Issuer and its subsidiaries as to matters of fact.

                  (e) On the Commencement Date and on each applicable date referred to in Section V(j) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, the independent auditors who have audited the financial statements of the Issuer and its subsidiaries included in the Registration Statement and the Prospectus shall have furnished to such Agent a letter, dated the Commencement Date or such applicable date, as the case may be, in form and substance reasonably satisfactory to such Agent, containing statements and information of the type ordinarily included in accountants' "comfort letters" to agents or underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus, both as amended or supplemented.

                  (f) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Issuer and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and Prospectus, as amended or supplemented, that, in the reasonable judgment of each applicable Agent, is material and adverse and that makes it, in the reasonable judgment of such applicable Agent, after consultation with the Issuer, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus and Prospectus Supplement.

                  (g) There shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Issuer's securities by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                  (h) There shall not have occurred any of the following: (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the Euronext Amsterdam N.V.'s stock market or the New York Stock Exchange, (ii) a general moratorium on commercial banking activities in Amsterdam or New York shall have been declared by Netherlands, United States Federal or New York State authorities, as the case may be, (iii) there shall have occurred any outbreak or escalation of hostilities that, in the good faith judgment of the applicable Agent, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iii), such event, singly or together with any other such event, makes it, in the good faith judgment of an Agent, after consultation with the Issuer, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus).

                  (i) The Issuer shall have furnished or caused to be furnished to such Agent certificates of officers of the Issuer dated the Commencement Date and each applicable date referred to in Section V(k) hereof that is on or prior to such Time of Delivery, in such form and executed by such officers of the Issuer as shall be reasonably satisfactory to such Agent, as to the accuracy of the representations and warranties of the Issuer herein at and as of the Commencement Date or such applicable date, as the case may be, as to the performance in all material respects by the Issuer of all of its obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, as to the matters set forth in subsection (f) and (g) of this Section VI, and as to such other matters as such Agent may reasonably request.

                  (j) The applicable Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect.

                                      VII.

        The Issuer agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all direct losses, claims, damages and liabilities (including, without limitation, any legal or other out-of-pocket expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Agents furnished to the Issuer in writing by any Agent expressly for use therein; provided, however, the foregoing indemnity with respect to any untrue statement or omission or alleged untrue statement or omission made in a preliminary prospectus shall not inure to the benefit of any Agent (or any person controlling such Agent) from whom the person asserting any such direct losses, liability, claim, damage or expense purchased any of the Securities that are the subject thereof if such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) (if the Issuer shall have furnished any amendments or supplements thereto to the Agents), at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). In no event shall the Issuer be liable for indirect or consequential losses.

        Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Issuer, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to each Agent, but only with reference to information relating to such Agent furnished to the Issuer in writing by such Agent expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto.

        In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing (or by facsimile and confirmed in writing) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by [Lead Agent] or, if [Lead Agent] is not an indemnified party and is not reasonably likely to become an indemnified party, by the Agents that are indemnified parties, in the case of parties indemnified pursuant to the second preceding paragraph and by the Issuer in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any direct loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceedings.

        If the indemnification provided for in the first or second paragraph of this Section VII is unavailable to an indemnified party or insufficient in respect of any direct losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and such Agent, on the other hand, from the offering of the Securities to which such loss, claim, damage, liability or action in respect thereof relates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer, on the one hand, and of such Agent, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer, on the one hand, and such Agent, on the other hand, shall be deemed to be in the same respective proportions as the net proceeds from such offering (before deducting expenses) received by the Issuer and the total discounts and commissions received by such Agent, in respect thereof. The relative fault of the Issuer, on the one hand, and of such Agent, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, on the one hand, or by such Agent, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Issuer and each Agent agree that it would not be just and equitable if contribution pursuant to this Section VII were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method or allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section VII, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities referred to in the preceding paragraph and purchased by it or through it were sold exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' respective obligations to contribute pursuant to this Section VII are several in proportion to the respective principal amounts of Securities purchased by them or through them to which such loss, claim, damage, liability or action in respect thereof relates, and not joint. The remedies provided for in this Section VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                                     VIII.

        Each Agent, in soliciting offers to purchase Securities from the Issuer and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Issuer and not as principal. Each Agent will make reasonable efforts to assist the Issuer in obtaining performance by each purchaser whose offer to purchase Securities from the Issuer was solicited by such Agent and has been accepted by the Issuer, but such Agent shall not have any liability to the Issuer in the event such purchase is not consummated for any reason. If the Issuer shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Issuer shall
(i) hold each Agent harmless against any direct loss, claim or damage arising from or as a result of such default by the Issuer and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

                                      IX.

        The respective indemnities, agreements, representations, warranties and other statements of the Agents, the Issuer contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or any applicable Terms Agreement, (ii) any investigation made by or on behalf of any Agent or any person controlling any Agent or by or on behalf of any of the Issuer, their respective officers or directors or any other person controlling the Issuer and (iii) acceptance of and payment for any of the Securities.

                                       X.

        The provisions of this Agreement authorizing the solicitation of offers to purchase Securities from the Issuer may be suspended or terminated at any time by the Issuer as to any Agent or by any Agent upon the giving of written notice of such suspension or termination to such Agent or the Issuer, as the case may be. In the event of such suspension or termination with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and (z) in any event, this Agreement shall remain in full force and effect insofar as the fourth paragraph of Section II(a) with respect to solicitations made prior to such suspension or termination, Section V(e), Section V(m), Section VII, Section VIII and Section IX are concerned.

                                      XI.

        Except as otherwise specifically provided herein or in the Procedures, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to [Lead Agent] shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to [ ], Attention: [ ] (telefax: 212-[ ]) with a copy to [ ],
Attention: [ ] (telefax: 212-[ ]); if to -, [ ], Attention: [ ] (telefax:
212-[]); and if to Koninklijke Philips Electronics N.V., Breitner Center, Amstelplein 2, 1070 MX Amsterdam, The Netherlands., Attention: [ ] (telefax:
011-[ ]).

                                      XII.

        This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, the parties hereto or thereto, respectively, and to the extent provided in Section VII and Section VIII hereof, the officers and directors of the Issuer and any person who controls any Agent or the Issuer, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason merely of such purchase.

                                     XIII.

        The Issuer has appointed Philips Electronics North America Corporation (or any successor pursuant to this Article XIII) as its authorized agent (the "Authorized Agent") upon which process may be served, to the attention of its company secretary, in any action based on this Agreement that may be instituted in any state or federal court in the City, County and State of New York by any Agent or by any person controlling any Agent, and expressly accepts the jurisdiction of any such court in respect of such action. Unless otherwise agreed by the Agents and their counsel, such appointment shall be irrevocable for a period of five years from and after the completion of sale of all the Securities unless and until a successor Authorized Agent shall be appointed and such successor shall accept such appointment for the remainder of such five year period. The Issuer represents to each of the Agents that it has notified the Authorized Agent of such designation and appointment and that Authorized Agent has accepted the same in writing. The Issuer will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuer (mailed or delivered as aforesaid) shall be deemed, in every respect, effective service of process upon the Issuer. Notwithstanding the foregoing, any action based on this Agreement may be instituted by any Agent against the Issuer in any competent court in The Netherlands.

                                      XIV.

        Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "business day" shall mean any day when the office of the Commission in Washington, D.C. is open for business and when banking institutions The Netherlands are open for business.

                                      XV.

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                      XVI.

        This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        If the foregoing is in accordance with your understanding, please sign and return to us ten counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Issuer and each of you in accordance with its terms.

                                            Very truly yours,

                                            KONINKLIJKE PHILIPS ELECTRONICS N.V.

                                            By__________________________________
                                               Name:
                                               Title:




The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

[Lead Agent]


By__________________________________
    Name:
    Title:

[  ]

____________________________________
    Name:
    Title:


                                      -29-